UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2017

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 11, 2017, the Federal Home Loan Bank of Des Moines (the "Bank") issued a member announcement of action by its Board of Directors (the “Board”) to declare a first quarter 2017 cash dividend for both the average activity-based capital stock and average membership capital stock outstanding during the quarter. The dividend approved for activity-based capital stock was at an annualized rate of 3.50 percent, unchanged from prior quarter. The dividend approved for membership capital stock was at an annualized rate of 1.00 percent, an increase of 0.25 percent from prior quarter. The effective combined annualized dividend rate for the Bank on both subclasses of capital stock outstanding was 3.10 percent. A copy of the member announcement is attached as Exhibit 99.1 to this report.

The information contained in the attachment is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 99.1         Member Announcement, dated May 11, 2017, issued by the Bank.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

May 11, 2017	By:	/s/ Joseph E. Amato

Name: Joseph E. Amato
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Member Announcement